As approved by the Committee on Management
of the Board of Directors on April 1, 1998
Amended on December 8, 1998, February 29, 2000,
and Amended and Restated as of January 2, 2002

Exhibit 10-aa

RESTRICTED STOCK
DEFERRED COMPENSATION PLAN

1.   Introduction

This Restricted Stock Deferred Compensation Plan (the "Plan") provides the opportunity (a) for participants in the Bausch & Lomb Incorporated (the "Company") Long Term Incentive Plan (the "LTI Plan") to defer their awards under the LTI Plan, and, (b) where approved in advance by the Committee on Management of the Company's Board of Directors, for recipients of restricted stock grants under the 1990 Stock Incentive Plan (the "1990 Plan") to defer their awards under such Plan.

2. Effective Date The effective date of this Plan is April 1, 1998 (the "Effective Date"). It covers eligible compensation earned after the Effective Date and deferred hereunder.

3.   Eligibility

Commencing on the Effective Date, the Plan is available to (a) all participants in the LTI Plan; (b) and recipients of select restricted stock grants (as described herein) under the 1990 Plan, in each case who (1) are in the active employ of the Company on the date they make a deferral election and (2) are with a select group of management or highly compensated employees as provided for in Title I of ERISA. Individuals who are not current participants in the LTI Plan will become eligible to participate in this Plan upon receipt of their first grant under the LTI Plan. Individual recipients of other select restricted stock grants under the 1990 Plan will become eligible to participate in this Plan only if the Committee on Management so indicates with respect to a particular grant made to such person.

4.   Amount of Deferral

An eligible employee may become a participant in the Plan by electing to defer any grant or award under the LTI Plan or, where applicable, as to other restricted stock grants under the 1990 Plan. Deferrals must be as to an entire grant, and partial deferrals of individual grants are not permitted.

5. Time of Deferral Election
a)

A participant's election to defer compensation must be made by written notice to the Plan Administrator on behalf of the Company before the compensation is earned. Without limiting the generality of the foregoing, subparagraphs 5(b), 5(c), 5(d) and 5(e) identify particular instances as to when effective elections may be made.

b)

For any grants in the first calendar quarter of 1998 which have a performance cycle ending before to January 1, 1999, deferral elections may be made at any time after the Effective Date of this Plan but not later than April 30, 1998.

c)	For any person newly eligible to participate in this Plan, as set forth in paragraph 3 hereof, an initial deferral election may be made at any time within 30 days of being newly eligible.
d)

For any LTI Plan grants with a performance cycle of greater than one year, deferral elections may be made at any time prior to the end of the Bausch & Lomb fiscal year next preceding the final Bausch & Lomb fiscal year of the performance cycle.

e)	For any other eligible grant under the 1990 Plan which is not an LTI Plan grant, the election must be made prior to or within 30 days after the date of such grant.
6. Deferral Election
a)

To defer compensation under the Plan, a participant must give written notice to the Plan Administrator. This notice must include (1) identification, by (A) Cycle End Date (as defined in the LT1 Plan) of the grant to be deferred, or, (B) where applicable with respect to other eligible grants under the 1990 Plan, a sufficient description of the grant to be deferred to enable the Plan Administrator to identify the grant being deferred; (2) the payment commencement date (i.e. retirement or date certain); (3) the method of payment desired (i.e. annual installments, lump sum) and, if annual, the number of years of installment payments; and (4) the designation of payment to the participant's estate or beneficiary in the event of the participant's death. The Company will provide notice forms for deferral elections (see Exhibit), which shall include identification of payment methods and installments as may be approved in advance by the Plan Administrator.

b)

If a participant names someone other than his or her spouse as a beneficiary in the event of participant's death, a spousal consent form must be signed by that participant's spouse and returned to the Company.

c)	For all compensation deferred after the Effective Date of this Plan, a participant may elect only two payment options, each consisting of a payment commencement date and a method of payment.
d)

If a participant elects to receive his or her deferred compensation in installments, the installment payments will be calculated in the following manner: the participant's account balance at the payment commencement date will be multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of remaining installment periods.

e)	Retirement, for purposes of the Plan, shall mean the date on which the participant is both (I) at least age 55 and (ii) no longer employed by the Company.
7. Deferred Compensation Investment Account
a)	An investment account will be established for each participant ("Investment Account") to record all deferrals a participant makes under this Plan plus all earnings on these deferrals.
b)	All deferrals will be deferred and, subject to subparagraphs (g) and (h) below, held in shares of Company Stock.
c).	Prior to the vesting of any grants, deferred shares will be held by the Plan as Class B shares of the Company.
d)

Upon vesting of any grants, shares previously held as Class B shares will be converted, on a one-to-one basis, to regular shares of Company Common stock and invested in a rabbi trust (the "Trust") established for this purpose.

e)	If any grant does not vest, all shares theretofore held by the Company as Class B stock shall be forfeited and the participant's Investment Account shall be adjusted to reflect such forfeiture.
f)	Dividends on deferred shares, whether vested or not, will be paid into the Trust and invested in regular shares of Company common stock.
g)

All investments in Investment Accounts under the Plan are hypothetical to the participant, regardless of whether or not the Plan holds Class B or Common shares, or other assets. At the time of each deferral of an award into the Plan, a participant will be credited with an imputed number of shares for the Investment Account. Participants will have no right to vote these imputed shares. Thereafter, the value of a participant's Investment Account will fluctuate in accordance with the actual performance of the Investment Account. Dividends on the imputed shares also will be credited to the participant's Investment Account. Distributions and forfeitures will be deducted from the Investment Account.

h)	All vested deferred amounts shall remain invested in Company Common stock.
8. Payment of Deferred Compensation
a)

A participant's right to payment of deferred compensation under the Plan is a contractual obligation of the Company to the participant, and his or her right to such monies or assets shall be an unsecured claim against the general assets of the Company. However, the Company has established the Trust as an irrevocable rabbi trust for participants for the purpose of holding, after vesting of awards, assets used to pay deferred compensation required to be paid by this Plan. The Company shall make periodic contributions to the Trust as may be required to fund amounts payable under the Plan. The Trust provides a participant with assurance that deferred monies or assets will be paid to the participant in accordance with the Plan, except in the event of the Company's bankruptcy or insolvency. Notwithstanding the establishment of the Trust, the Company remains ultimately responsible to pay deferred compensation to each participant. This obligation shall be met from the general assets of the Company if the Trust has insufficient funds to pay benefits.

b)

Payments of deferred compensation to a participant shall be pursuant to the participant's deferral election notice given pursuant to Section 6 hereof. Except as provided in Subsections (c) and (d) below, a participant may not change the payment commencement date or method of payment for monies or assets already in his or her Investment Account. However, a participant may choose a different payment commencement date and/or method of payout for future deferrals subject to Section 6 above.

c)

If, in the discretion of the Plan Administrator, a participant has a need for funds due to a financial emergency beyond the control of the participant, a payment may be made to the participant from the vested funds in his or her account under the Trust at a date earlier than the payment commencement date chosen by the participant at the time of deferral. A distribution based upon financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship less the amount reasonably available to the participant from other sources. Notwithstanding the foregoing, a participant may not obtain a distribution based on financial hardship which would create liability of the participant to the Company under Section 16. As used herein, the term "Section 16" shall mean Section 16 of the Securities Exchange Act of 1934.

A participant requesting a hardship distribution must supply the Plan Administrator with a statement indicating the nature of the need creating the financial hardship, the fact that all other available resources are insufficient to meet the need, and any other information that the Plan Administrator deems necessary to evaluate whether a financial hardship exists.

d)	A participant may make an early withdrawal of vested funds or assets held in the participant's Account under the Trust at anytime, subject to the following penalties:
* Forfeiture of 10% of the amount of the early withdrawal; and
* Suspension of eligibility to make further deferral elections for a period of five years.

Notwithstanding the foregoing a participant may not obtain a distribution under this Subsection which would create liability of the participant to the Company under Section 16.

A participant may make a change in the form of payment from the form previously elected to any other form permitted under the Plan at any time up to 24 months prior to the day payments commence. Any change elected within 24 months of a participant's payment commencement date shall be disregarded.

e)

In the event of a participant's death before he or she has received all of the deferred compensation payments to which he or she is entitled, payments will be made, according to the participant's deferral election pursuant to Section 6 hereof, to the participant's estate or beneficiary either (a) continuing in the same manner as designated with respect to payments to the participant while living or (b) in a single lump sum payment the value of which is determined as of the date immediately following the participant's death and paid on the first January 15 or July 15 following such valuation date (or as soon as reasonably possible thereafter).

f)	All payments made to participants under the Plan shall be subject to all taxes required to be withheld under applicable laws and regulations of any governmental authorities.
g)

Upon termination of a participant as an employee of the Company, the first day of February next following the date of termination will be deemed to be the payment commencement date for account balances of less than $3,500 (or such higher amount as may be determined by the Plan Administrator) and such payment will be made to the participant in a lump sum.

h)

Upon a Change of Control (as defined below) notwithstanding a participant's payment commencement date with respect to any compensation deferred hereunder or method of payout with respect to any compensation deferred hereunder, all amounts in a participant's deferred compensation account (including earnings credited thereto) shall be due and payable to the participant in a cash lump sum payment within 15 days following the Change of Control; provided, however that amounts which shall be due and payable in accordance with this subparagraph 8(h) shall be paid, at the election of the participant, in a manner so as not to create liability of the participant to the Company under Section 16.

i)

Notwithstanding any other provisions to the contrary herein, all amounts invested in Company Common Stock shall be paid to the participant upon distribution in Company Common Stock or, at the sole option of the Company, in cash, based upon the market value of Company Common Stock at the time of distribution.

j)	For purposes of this Plan, Change of Control shall mean:

A.  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (i) (C) of this Section 8 are satisfied; or

B.  Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

C.  Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

D.  Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

9.   Administration

The Treasurer of the Company, as the designee of the Committee on Management of the Board of Directors, shall be the Plan Administrator and has the authority to control and manage the operation and administration of the Plan. The Investment Committee shall be the Investment Committee of Bausch & Lomb Incorporated.

10.  Assignability

No right to receive payments under the Plan is transferable or assignable by a participant except by will or by the laws of descent and distribution.

11.  Business Days

In the event any date specified falls on a Saturday, Sunday, or holiday, such date will be deemed to refer to the next business day thereafter.

12.  Amendment

The Plan may at any time or from time to time be amended, modified, or terminated by the Board of Directors or the Committee on Management of the Board of Directors of the Company. No such amendments, modification, or termination will, without the consent of the participant, adversely affect the participant's accruals in his or her deferred compensation account.